                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [ ]    Preliminary Proxy Statement

  [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [x]    Definitive Proxy Statement

  [ ]    Definitive Additional Materials

  [ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x]     No fee required

  [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

          (1) Title of each class of securities to which transaction applies:
              N/A
          (2) Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
          (4) Proposed maximum aggregate value of transaction: N/A
          (5) Total fee paid: N/A

  [ ]     Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid: N/A
          (2) Form, Schedule or Registration Statement No.: N/A
          (3) Filing Party: N/A
          (4) Date Filed: N/A

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT



                                      1999



                       [UNITED BANCORP, INC. LETTERHEAD]

                        [UNITED BANCORP, INC.LETTERHEAD]

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 20, 1999




         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 20, 1999 at 4:30 p.m., local time, for the following purposes:

         1. To elect six directors constituting Class II of the Board of Directors, to serve for three years until the 2002 Annual Meeting of Shareholders.

         2. To ratify the appointment of Crowe, Chizek & Company, LLP as independent auditors.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 1999. Since United Bank & Trust is a subsidiary of a one-bank holding company, the accompanying financial statements of United Bancorp, Inc. satisfy the alternative disclosure requirements of the FDIC.

         You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS



         March 26, 1999           Dale L. Chadderdon
                                  Senior Vice President, Secretary and Treasurer

                          [UNITED BANCORP, INC. LOGO]

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1999


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 1999 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 20, 1999 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 26, 1999.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the Annual Meeting. On March 15, 1999, there were 1,730,480 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Proxies may also be solicited by officers and regular employees of the Company and its subsidiary, United Bank & Trust (the "Bank"), personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 22, 1999.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 1999 Annual Meeting of Shareholders ("Class II Directors") are John H. Foss, David S. Hickman, Ann Hinsdale Knisel, John R. Robertstad, Jeffrey
T. Robideau and Richard S. Whelan. Director Whelan does not intend to stand for re-election.

The Board of Directors has by resolution nominated six individuals for election as Class II Directors at the 1999 Annual Meeting of Shareholders. Five of these individuals are incumbent Class II Directors. In addition, the Board of Directors has by resolution nominated Scott F. Hill as a Class II Director. Mr. Hill is not currently a Director of the Company. Those persons who are elected as Class II Directors at the 1999 Annual Meeting of Shareholders will hold office for three years or as noted below. Their terms will expire at the 2002 Annual Meeting of Shareholders or upon the election and qualification of their successors.

If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Class II Directors receiving the six highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

As far as the Board is advised, only the six persons named above as nominees will be nominated for election as Directors at the 1999 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

                        PROPOSAL 2 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek & Company, LLP as independent auditors for the Company and its subsidiary for the year ending December 31, 2000. Crowe, Chizek & Company, LLP first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek & Company, LLP will be present at the Annual Meeting to respond to appropriate questions concerning their audit for 1998, and to make any comments that they deem appropriate.

                        DIRECTORS AND EXECUTIVE OFFICERS
LEGAL PROCEEDINGS
The Company is not involved in any material legal proceedings. The Bank is involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank. Neither the Bank nor the Company is involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Bank, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Bank.

INFORMATION CONCERNIING NOMINEES AND INCUMBENT DIRECTORS
The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are shown below.


                                                                                                          Director
                              Name, Age, and Five Year Business Experience                                  Since
                              --------------------------------------------                                  -----
INCUMBENT DIRECTORS - TERMS EXPIRING IN 2001 (CLASS I)
L. Donald Bush, age 65; Farmer; Owner, Leland D. Bush & Sons                                                1992

Patrick D. Farver, age 44; President and Chief Operating officer (1994); Executive Vice President           1993
(through 1994), Blissfield Manufacturing Co., Blissfield, MI

Jeffrey A. Kuhman, age 52, Chief Executive Officer, Glycon Corp., supplier to the plastics extrusion        1997
industry, Tecumseh, MI

James C. Lawson, age 51; private investor (1997); President, Lenawee Fuels, Inc. (prior to 1997),           1986
Tecumseh, MI

D. J. Martin, age 59; President and Director, Martin's Home Center, Tecumseh, MI                            1985

David E. Maxwell, age 59; Executive Vice President and Chief Operating Officer; Director, Brazeway,         1986
Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI

DIRECTOR NOMINEES - TERMS EXPIRING IN 2002 (CLASS II)
John H. Foss, age 56; Director, Vice President, Treasurer and Chief Financial Officer, Tecumseh Products    1992
Company, manufacturer of compressors and refrigeration components, engines, and power train components,
Tecumseh, MI

David S. Hickman, age 58; Chairman (1998) and Chief Executive Officer of the Company and the Bank,          1985
Tecumseh, MI

Ann Hinsdale Knisel, age 48; County Extension Director, Michigan State University Extension Service,        1993
Adrian, MI

John R. Robertstad, age 48, President, Chief Executive Officer and Director, Lenawee Health Alliance,       1997
Adrian, MI

Jeffrey T. Robideau, age 39; President, Tecumseh Corrugated Box Company, Tecumseh, MI                       1995

Scott F. Hill, age 39; Vice President, Krieghoff Lenawee Company, commercial and industrial construction     N/A
contractor, Adrian, MI

INCUMBENT DIRECTOR - NOT SEEKING RE-ELECTION (CLASS II)
Richard S. Whelan, age 65; President and Director, Hoyt E. Whelan Co., agricultural implement dealer,       1985
Tecumseh, MI

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2000 (CLASS III)
David N. Berlin, age 50; Vice President, Sales & Engineering (1999); President (to 1999), The Metalloy      1991
Corporation, foundry, die casting and machining of aluminum castings, Hudson, MI

Joseph D. Butcko, age 56; Chief Operating Officer, Crescive Die & Tool, Inc., supplier of stamped metal     1997
products and assemblies to the automotive industry, Saline, MI; Co-owner, Clinton Gage & Machine Tool,
Inc., Tipton, MI; Co-owner, Saline Properties, Inc., Saline, MI

Richard A. Gurdjian, age 54; President, Gurdjian & Associates, Inc. insurance, Adrian, MI; Treasurer,       1998
Gurdjian and Associates Financial Services, Inc., Adrian, MI; general agent, Guarantee Life Insurance
Company


                                                                                                          Director
                            Name, Age, and Five Year Business Experience (1)                               Since
                            ------------------------------------------------                               -----
Kathryn M. Mohr, age 36; Attorney, Robison, Curphey & O'Connell, LLC, Adrian, MI and Toledo, Ohio           1998

Richard Niethammer, age 61; Owner of Niethammer Transport, Hammer Trucking, RSK Leasing, York Woods         1997
Development and R&R Realty, Saline MI

John J. Wanke, age 49; President (1998) of the Company; President and Chief Operating Officer of the Bank   1994

DIRECTORS EMERITUS
Merlyn H. Downing, age 71; Retired Chairman, C.E.O. and Director of the Company, Tecumseh, MI               1985

William G. Thompson, age 84, Retired Chairman, C.E.O. and Director, Thompson Savings Bank, Hudson, MI       1992

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Incumbent Directors Downing, Hickman, Martin and Whelan were initially elected as Directors of the Company following its organization on May 31, 1985.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.


                                                                                                      Executive
                           Name, Age, and Five Year Business Experience                             Officer Since
                           --------------------------------------------                             -------------
David S. Hickman, age 58; Chairman (1998) and Chief Executive Officer of the Company and the Bank        1985

John J. Wanke, age 49; President (1998) of the Company; President and Chief Operating Officer of         1987
the Bank

Dale L. Chadderdon, age 50; Senior Vice President, Secretary and Treasurer of the Company;               1987
Executive Vice President and Chief Financial Officer of the Bank

Earl M. Roehm, age 56; Executive Vice President - Personal Banking of the Bank (1995); Senior            1995
Vice President, First of America Bank - Ann Arbor (1962-1995)

Richard L. Boyce, age 37; Senior Vice President & Trust Officer of the Bank                              1995

Terry L. Douglass, age 49; Senior Vice President - Business Banking of the Bank                          1995

Thomas C. Gannon, age 45; Senior Vice President - Human Resources and Communication (1998);              1998
Division Human Resources Manager, Magna, International, Brighton MI (1996-1998); Vice President
of Administration, Lenawee Stamping Corporation, Tecumseh MI (1988-1996)

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED INTERESTS - TRANSACTIONS WITH THE BANK
Directors and Executive Officers of the Company, and their related interests, were customers of and had transactions (including loans and commitments to lend) with the Bank in the ordinary course of business during 1998. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 1998 to all Directors and Executive Officers of the Company, as a group, was $6,905,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

In May of 1997, the Bank entered into a lease agreement with Saline Properties, Inc., of which Director Joseph D. Butcko is a principal. The lease, at $2,081 per month for thirty-six months, is for property in Saline to be used as a banking office, and is on substantially the same terms as those prevailing at the time for comparable transactions with other persons. Mr. Butcko was subsequently appointed to the Board of Directors in September of 1997.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Boards of Directors of the Company and the Bank have both appointed Audit and Compliance Review Committees consisting of Richard A. Gurdjian, James C. Lawson, David E. Maxwell, Jeffrey T. Robideau, John R. Robertstad and Richard S. Whelan. One of the functions of these Committees is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the Company's and the Bank's financial reporting. The Committees also review examination reports of the Federal and State regulatory agencies and recommend to their respective Boards of Directors the selection of independent auditors. The Committees make periodic reports to their respective Boards of Directors regarding these matters.

The Company's Audit and Compliance Review Committee and the Bank's Audit and Compliance Review Committee each met six times during the year ended December 31, 1998. The Company itself has no standing nominating or compensation committees of the Board of Directors, but similar nominating and compensation functions are performed by the Executive Committee of the Board of Directors of the Bank.

The Executive Committee of the Board of Directors of the Bank met seven times during 1998, and is composed of the following Directors of the Bank: Joseph D. Butcko, John H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, David
E. Maxwell and John J. Wanke. The Committee presents a slate of nominees for approval of the Board of Directors and submission to the shareholders. Additionally, the Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan.

During the year ended December 31, 1998, the Board of Directors of the Company met a total of five times and the Board of Directors of the Bank met a total of twelve times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member, with the exception of David N. Berlin.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The Company has not paid any compensation, direct or indirect, to any officer. Moreover, management has no present intention of instituting any such compensation. In the event that substantial duties unrelated to the operation of the Bank should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

The following table sets forth the total compensation awarded to, earned by, or paid by the Bank during 1998, 1997 and 1996 to the Executive Officers who had total annual salary and bonus which exceeded $100,000:



                                                                        Annual Compensation
                                                                 ----------------------------------   All Other
                  Name and Principal Position                       Year      Salary      Bonus      Compensation
                  ---------------------------                       ----      ------      -----      ------------
David S. Hickman, Chairman and C.E.O. of the Company                1998       $180,000    $45,380      $16,000
                                                                    1997        175,000     32,928       15,000
                                                                    1996        156,500     25,325       15,000

John J. Wanke, President of the Company                             1998       $124,500    $31,515      $14,037
                                                                    1997        121,000     22,611       13,280
                                                                    1996        111,000     16,855       12,562

Earl M. Roehm, Executive Vice President of the Bank                 1998       $115,400    $18,695      $12,689
                                                                    1997        112,500     13,500       12,132
                                                                    1996        105,000     12,600       10,781

Richard L. Boyce, Senior Vice President of the Bank                 1998        $85,000    $20,435      $ 9,579

Dale L. Chadderdon, Senior Vice President of the Company;           1998        $81,000    $21,087      $ 9,115
Executive Vice President of the Bank


Executive and other officers and employees of the Bank receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. These measures are constructed to recognize the influence of both external and internal factors on performance, and also include goals and objectives agreed upon by the plan participant and their evaluator. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors.

Bonuses for Executive Officers are accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. After the fifth year, the participants receive 30% of the accumulated fund balance annually. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually paid for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in whole or in part in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column.

The amount listed above under "All other Compensation" includes contributions to the Bank's Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

COMPENSATION OF DIRECTORS
Directors of the Company were paid an annual retainer of $600 with no additional fees for meetings attended. Directors of the Bank were paid an annual retainer of $3,000, plus fees for meetings attended according to the schedule below. No Director who is also an employee of either the Company or the Bank received any compensation for their services as a Director of the Company or the Bank.


                  Meeting Attended                                         Chairman      All other
                  ----------------                                         --------      ---------
                      Board of Directors of the Bank                          N/A           $225
                      Executive Committee                                     N/A            165
                      Loan Committee                                          N/A            165
                      Trust Committee                                        $190            165
                      Audit Committee                                         190            165
                      CRA Committee                                           N/A            165

Directors who are not employees do not participate in any of the Bank's employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman and Mr. Wanke are the only Directors that are paid a salary and are eligible for employee benefits. Directors have the option of deferring all or part of their annual retainers and Board meeting fees into the Director Retainer Stock Plan approved by Shareholders in 1996.

EMPLOYMENT CONTRACTS
The Company utilizes annual employment contracts with each of the Executive Officers of the Company. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Bank's designated CRA community for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Executive Committee of the Board of Directors serves as the Compensation Committee for the Company. The Committee reports that during 1998, Mr. Hickman and Mr. Wanke, who are Executive Officers of the Company, served as members of the Executive Committee. However, neither participated in decisions with respect to his own compensation. No other Executive Officer served as a member of the Executive Committee during 1998.

In addition, the Committee reports that:

    1. No executive officer of the Company serves on the Compensation Committee of another entity, one of whose executive officers served on the compensation committee of the Company;

    2. No executive officer of the Company served as a Director of another entity, one of whose executive officers served on the compensation committee of the Company;

    3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Executive Committee of the Board of Directors serves as the Board Compensation Committee of the Company, and is composed of Directors Butcko, Foss, Hickman, Lawson, Martin, Maxwell and Wanke. The Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan. The members of the above

Committee offer the following explanation for the determination of the CEO's compensation for 1998:

The base salary for 1998 for Mr. Hickman reflects an increase from 1997. The Executive Committee is pleased with Mr. Hickman's leadership, and the combined performance of the entire senior management group. The compensation objective is to provide salaries above the midpoint of the range for banks in the $200 to $500 million asset peer group, and to award bonuses that are determined by financial performance.


                             STOCK PERFORMANCE GRAPH

 The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with January 1, 1994 as a base date.



                                    (GRAPH)



                  1993              1994             1995              1996             1997              1998
                  ----              ----             ----              ----             ----              ----

UBI               100.0             127.7            141.5             178.5            214.0             269.2

S & P 500         100.0             101.3            139.4             171.4            228.6             293.9

KBW 50            100.0              94.9            152.0             215.0            314.3             340.3



KBW is an institutionally oriented securities broker/ dealer and a full service investment bank. KBW is located in Hartford, CT and New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of March 15, 1999, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to the Bank, such securities are held in its Trust & Investment Group.

The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1998.


                                                 Amount and Nature of       Percent
Name and Address of Beneficial Owner             Beneficial Ownership       of Class
------------------------------------             --------------------       --------
Lilley & Co., a nominee of                              221,197   (1)           12.8%
United Bank & Trust as Trustee
P.O. Box 248

     (1) The Bank as Trustee has sole voting and sole investment powers with respect to 150,096 of the shares, and shared voting and shared investment powers with respect to the remaining 71,101 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors, Director Nominees and Executive Officers, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1998, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers of the Company as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1998, according to information furnished to the Company by said persons.

Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Therefore, shares representing amounts deferred in these plans are not included in the totals below.

The numbers of shares show below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.


--------------------------------------------------------------------------------------------------------------------
                                                                        Amount and Nature of
                                                                        Beneficial Ownership                % of
                                                                      --------------------------  Total     total
                Name and Address of Beneficial Owner                     Shared        Sole       Shares     (2)
--------------------------------------------------------------------------------------------------------------------
CLASS I DIRECTORS
--------------------------------------------------------------------------------------------------------------------
L. Donald Bush, 9432 Welch Road, Tecumseh, MI  49286                       812                         812       *
Patrick D. Farver, 484 Seel Drive, Adrian, MI  49221                     1,758  (1)     2,202        3,960       *
Jeffrey A. Kuhman, 8905 Hawthorne, Tecumseh, MI  49286                                 14,504       14,504       *
James C. Lawson, 513 N. Occidental, Tecumseh, MI  49286                 15,482  (1)     5,317       21,159    1.22%
D.J. Martin, 145 W. Chicago Blvd., Tecumseh, MI  49286                                 37,070       37,070    2.14%
David E. Maxwell, P.O. Box 749, Adrian, MI  49221                        2,307  (1)    18,519       20,826    1.20%
--------------------------------------------------------------------------------------------------------------------
CLASS II DIRECTORS
--------------------------------------------------------------------------------------------------------------------
John H. Foss, 100 E. Patterson, Tecumseh, MI  49286                                       694          694       *
David S. Hickman, P.O. Box 248, Tecumseh, MI  49286                                    34,889       34,889    2.02%
Ann Hinsdale Knisel, 4404 Livesay Rd., Sand Creek, MI 49279                               214          214       *
John R. Robertstad, 682 Stoneridge Drive, Adrian, MI  49221                197                         197       *
Jeffrey T. Robideau, 707 S. Evans St., Tecumseh, MI  49286               5,011         13,898       18,909    1.09%
Scott F. Hill, 10345 Newburg Rd. Tecumseh, MI  49286                     1,102  (1)                  1,102       *
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                        Amount and Nature of
                                                                        Beneficial Ownership               % of
                                                                      --------------------------  Total     total
                Name and Address of Beneficial Owner                     Shared        Sole       Shares     (2)
--------------------------------------------------------------------------------------------------------------------
CLASS III DIRECTORS
--------------------------------------------------------------------------------------------------------------------
David N. Berlin, 103 W. Main, Hudson, MI  49247                                           363          363     *
Joseph D. Butcko, P.O. Box 96, Saline, MI 48176                                           867          867     *
Richard A. Gurdjian, 525 Meadowbrook, Adrian, MI  49221                                   365          365     *
Kathryn M. Mohr, 17837 Tecumseh St., Dundee, MI  48131                     600            100          700     *
Richard R. Niethammer, 9367 Sunset Lake Drive, Saline, MI 48176                           763          763     *
John J. Wanke, P.O. Box 248, Tecumseh, MI  49286                         1,074            153        1,227     *
--------------------------------------------------------------------------------------------------------------------
DIRECTORS EMERITUS
--------------------------------------------------------------------------------------------------------------------
M. H. Downing, 406 Burt Street, Tecumseh, MI  49286                      8,695  (1)     8,325       17,020
William G. Thompson, 331 W. Main, Hudson, MI  49247                                     1,522        1,522     *
--------------------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
--------------------------------------------------------------------------------------------------------------------
Dale L. Chadderdon, P.O. Box 248, Tecumseh, MI  49286                    3,316          1,719        5,035     *
Earl M. Roehm, P.O. Box 248, Tecumseh, MI  49286                                          568          568     *
Richard L. Boyce, P.O. Box 248, Tecumseh, MI  49286                        111            268          379     *
Terry L. Douglass, P.O. Box 248, Tecumseh, MI  49286                       259            143          402     *
Thomas C. Gannon, P.O. Box 248, Tecumseh, MI  49286                                                            *
All Directors and Executive Officers as a Group (26 persons)                                       183,547  10.6%
--------------------------------------------------------------------------------------------------------------------

    (1) Shared voting and investment power and no direct ownership interest

    (2) The symbol "*" shown in this column indicates ownership of less than 1% of the Common Stock of the Company, which is the Company's only class of voting securities.

DISCLOSURE OF DELINQUENT FILERS
As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, no persons who were so required, failed to file reports on a timely basis.


                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.



                                 BY ORDER OF THE BOARD OF DIRECTORS



March 26, 1999                   Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

                                   APPENDIX A



                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS



                                TABLE OF CONTENTS


The Business of United Bancorp, Inc.                                        A-1

Management's Discussion and Analysis
  Results of Operations                                                     A-2
  Financial Condition                                                       A-6
  Liquidity, Funds Management and Market Risk                               A-10
  Prospective Accounting and Regulatory Changes                             A-12
  Year 2000 Readiness                                                       A-13

Statement of Management Responsibility                                      A-15

Report of Independent Auditors                                              A-16

Consolidated Financial Statements
  Consolidated Balance Sheets                                               A-17
  Consolidated Statements of Income                                         A-18
  Consolidated Statements of Cash Flows                                     A-19
  Consolidated Statements of Changes in Shareholders' Equity                A-20
  Notes to Consolidated Financial Statements                                A-21


NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company, with United Bank & Trust as its only wholly-owned subsidiary. The Bank is locally owned and managed, and offers a full range of financial services through a system of fifteen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.

                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. ("Company") and its subsidiary, United Bank & Trust ("Bank").

RESULTS OF OPERATIONS

Consolidated net income for 1998 was up 1.78% from the record level of earnings achieved in 1997. Continued improvement in the Company's efficiency ratios contributed significantly to this performance. Record earnings were achieved in spite of a flat interest margin, continued growth and expansion during the year, and higher than normal losses in the personal loan portfolio.

Earnings for 1998 were relatively steady for each quarter through the year. The chart below shows the trends in earnings for the four quarters of 1998.

------------------------------------------------------------------------------------------------------------------------------------
in thousands of dollars, where appropriate                             4th Qtr           3rd Qtr           2nd Qtr           1st Qtr
------------------------------------------------------------------------------------------------------------------------------------
Net interest income before provision                                   $4,157            $3,983            $3,939            $3,882
Provision for loan losses                                                 425               275               275               275
Noninterest income                                                      1,401             1,308             1,373             1,318
Noninterest expense                                                     3,265             3,313             3,305             3,326
Federal income tax provision                                              498               443               452               409
Net income                                                             $1,370            $1,260            $1,280            $1,190
Return on average assets (a)                                             1.38%             1.31%             1.35%             1.27%
Return on average shareholders' equity (a)                              14.07%            13.25%            13.95%            13.42%
------------------------------------------------------------------------------------------------------------------------------------

          (a)  Annualized

As is apparent from the chart above, each category of the income statement provided steady contribution to these stable earnings. In addition, control of noninterest expense in spite of continued expansion, as well as steadily improving noninterest income, resulted in excellent levels of performance.

Continued asset growth, combined with relatively flat earnings, resulted in return on average assets for 1998 that was behind that achieved in 1997 and 1996. Return on average equity was impacted by capital growth at a higher rate than asset growth. On the other hand, the percentage of earnings paid as dividends, book value per share and cash dividends per share continue to provide improving returns to shareholders. The chart below shows trends in these ratios. All figures are adjusted to reflect stock dividends.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             5 Year
Performance Ratios                                                     1998                1997                1996         Average
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                                 1.33%               1.41%               1.45%        1.34%
Return on average shareholders' equity                                  13.68%              14.87%              15.63%       14.70%
Average equity to average total assets                                    9.7%                9.5%                9.3%
Dividend payout ratio                                                    40.3%               36.4%               34.9%
Book value per share                                                  $ 22.40             $ 20.52             $ 18.56
Cash dividends per share                                                1.188               1.056               0.961
------------------------------------------------------------------------------------------------------------------------------------

Book value per share is based on shares outstanding at December 31, of 1,730,480 for 1998, 1,728,332 for 1997, and 1,644,185 for 1996. Dividends per share is based on average adjusted shares outstanding of 1,728,462 for 1998, 1,726,300 in 1997, and 1,724,643 in 1996.

                                    Page A-2

Net Interest Income
United Bancorp, Inc. derives the greatest portion of its income from net interest income. Successful attempts to influence deposit mix, as well as the benefit of continued growth, has resulted in margin ratios that are steady over the past three years, in spite of wide swings in interest rates, flattening yield curves, and a declining ratio of loans to deposits. The Yield Analysis table below provides insight into the various components of net interest income, as well as the results of shifts in deposit mix that have helped to improve the margin.



     YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES
                                             ---------------------------------------------------------------------------------------
Dollars in Thousands                                        1998                                           1997
                                             ---------------------------------------------------------------------------------------
                                                 Average                      Yield/        Average                      Yield/
ASSETS                                           Balance       Interest        Rate         Balance        Interest       Rate
                                             ---------------------------------------------------------------------------------------
Interest earning assets (a)
Federal funds sold                                   $ 9,635        $ 509          5.29%        $ 4,011          $ 215       5.37%
Taxable securities                                    49,574        3,166          6.39%         48,194          3,139       6.51%
Tax exempt securities (b)                             35,283        2,734          7.75%         32,659          2,553       7.82%
Taxable loans                                        260,955       23,356          8.95%        248,043         22,515       9.08%
Tax exempt loans (b)                                   1,429          111          7.73%          1,292            100       7.74%
                                             -----------------------------               ------------------------------
Total interest earning
    assets (b)                                       356,876     $ 29,876          8.37%        334,199       $ 28,522       8.53%
Cash and due from banks                               11,847                                      9,524
Premises and
    equipment, net                                    11,078                                      9,167
Intangible assets                                      2,365                                      1,490
Other assets                                           4,127                                      3,605
Unrealized loss on secur-
    ities available for sale                             487                                        133
Allowance for loan losses                             (2,613)                                    (2,312)
                                             ----------------                            ---------------
Total Assets                                       $ 384,167                                  $ 355,806
                                             ================                            ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities
NOW accounts                                        $ 43,942        $ 726          1.65%       $ 38,959          $ 590       1.51%
Savings deposits                                      72,632        1,994          2.75%         70,742          2,029       2.87%
CDs $100,000 and over                                 34,641        1,976          5.70%         41,209          2,408       5.84%
Other int. bearing deposits                          143,527        7,646          5.33%        123,846          6,985       5.64%
                                             -----------------------------               ------------------------------
Total int. bearing deposits                          294,742       12,342          4.19%        274,756         12,013       4.37%
Short term borrowings                                    715           37          5.15%          3,380            157       4.64%
Other borrowings                                      10,680          652          6.11%         11,479            724       6.31%
                                             -----------------------------               ------------------------------
Total int. bearing liab.                             306,137     $ 13,032          4.26%        289,615       $ 12,893       4.45%
Nonint. bearing deposits                              37,707                                     29,365
Other liabilities                                      3,016                                      3,105
Shareholders' equity                                  37,307                                     33,721
                                                     -------                             ---------------
Total Liabilities and
    Shareholders' Equity                           $ 384,167                                  $ 355,806
                                             ================                            ===============
Net interest income                                              $ 16,844                                     $ 15,629
Net spread                                                                         4.11%                                     4.08%
Net yield on interest earning assets (b)                                           4.72%                                     4.68%
Ratio of interest earning assets to
    interest bearing liabilities                                                    1.17                                      1.15

         YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES
                                             -------------------------------------------
Dollars in Thousands                                            1996
                                             -------------------------------------------
                                                   Average                        Yield/
ASSETS                                             Balance         Interest        Rate
                                             -------------------------------------------
Interest earning assets (a)
Federal funds sold                                 $ 2,607            $ 141        5.41%
Taxable securities                                  48,132            2,949        6.13%
Tax exempt securities (b)                           30,388            2,445        8.05%
Taxable loans                                      226,229           20,511        9.07%
Tax exempt loans (b)                                 1,092               91        8.33%
                                             -----------------------------------
Total interest earning
    assets (b)                                     308,448         $ 26,138        8.47%
Cash and due from banks                              8,639
Premises and
    equipment, net                                   8,702
Intangible assets                                    1,591
Other assets                                         2,938
Unrealized loss on secur-
    ities available for sale                           (15)
Allowance for loan losses                           (2,235)
                                             --------------
Total Assets                                     $ 328,068
                                             ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities
NOW accounts                                      $ 38,883            $ 691        1.78%
Savings deposits                                    74,796            2,113        2.82%
CDs $100,000 and over                               37,553            2,193        5.84%
Other int. bearing deposits                        104,993            5,918        5.64%
                                             -------------------------------
Total int. bearing deposits                        256,225           10,916        4.26%
Short term borrowings                                3,189              173        5.43%
Other borrowings                                     9,074              525        5.79%
                                             -------------------------------
Total int. bearing liab.                           268,488         $ 11,614        4.33%
Nonint. bearing deposits                            26,616
Other liabilities                                    2,563
Shareholders' equity                                30,401
                                             --------------
Total Liabilities and
    Shareholders' Equity                         $ 328,068
                                             ==============
Net interest income                                                $ 14,523
Net spread                                                                         4.15%
Net yield on interest earning assets (b)                                           4.71%
Ratio of interest earning assets to
    interest bearing liabilities                                                   1.15

  (a) Non-accrual loans and overdrafts are included in the average balances of loans.
  (b) Fully tax-equivalent basis; 34% tax rate.

                                    Page A-3

Net interest income was up 7.8% in 1998 over 1997. During 1998, both the yields on earning assets and the Company's cost of funds decreased, resulting in a slightly improved spread. In addition, the Company's net interest margin remained substantially unchanged from 1997.

As noted from the data in the tables below, substantially all of the improvement in net interest income during 1997 came as a result of changes in volume. This continued to be the case during 1998. On the other hand, while 1997 resulted in modest rate increases, 1998 produced significant declines in rates and yields. Interest rate changes during neither year had a significant impact on the margin, as the decline in both yields and costs were relatively evenly matched.

The tables below demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.


---------------------------------------------------------------------------------------------------------------------
                                                    1998 compared to 1997           1997 compared to 1996
                                                  Increase (decrease) due to:     Increase (decrease) due to:
In thousands of dollars                        Volume     Rate       Net           Volume           Rate        Net
---------------------------------------------------------------------------------------------------------------------
Interest earned on:
    Federal funds sold                         $ 297      $ (3)     $ 294           $ 75            $ (1)       $ 74
    Taxable securities                            89       (62)        27              4             186         190
    Tax exempt securities                        203       (22)       181            179             (71)        108
    Taxable loans                              1,159      (318)       841          1,980              24       2,004
    Tax exempt loans                              11         0         11             16              (7)          9
    -----------------------------------------------------------------------------------------------------------------
        Total interest income                $ 1,759    $ (405)   $ 1,354        $ 2,254           $ 131     $ 2,385

Interest expense on:
    NOW accounts                                $ 79      $ 57      $ 136            $ 1          $ (102)     $ (101)
    Savings deposits                              53       (88)       (35)          (116)             33         (83)
    Interest bearing CDs $100,000 or more       (376)      (56)      (432)           214               1         215
    Other interest bearing deposits            1,064      (403)       661          1,063               3       1,066
    Short term borrowings                       (136)       16       (120)            10             (27)        (17)
    Other borrowings                             (49)      (23)       (72)           149              50         199
    -----------------------------------------------------------------------------------------------------------------
        Total interest expense                 $ 635    $ (497)     $ 138        $ 1,321           $ (42)    $ 1,279
    -----------------------------------------------------------------------------------------------------------------

Net change in net interest income            $ 1,124      $ 92    $ 1,216          $ 933           $ 173     $ 1,106
---------------------------------------------------------------------------------------------------------------------

Provision for Loan Losses
During 1998 and 1997, the Bank experienced higher-than-ordinary charge-offs within its installment loan portfolio, principally as a result of direct and indirect installment loans that were placed on the books in 1994, 1995 and 1996. In addition, the mix of the portfolio continued to shift, with more loans in the business loan categories. These factors caused Management to continue to provide additional protection against potential losses in the portfolio. The provision for 1998 was substantially the same as for 1997, which exceeded 1996 levels by nearly 100%. This provision provided for potential losses inherent in the current portfolio, and funded actual charge-offs.

The Bank has consistently low levels of nonperforming loans, and loan loss history continues to be excellent compared to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Bank to maintain its high level of quality in the loan portfolio. In addition, further steps were undertaken during 1997 to strengthen the collection efforts on loans already on the books, and underwriting standards have been re-evaluated. All of these factors combine with the Bank's high level of residential real estate loans to support an allowance as a percent of total loans at a level that is somewhat below average for a commercial bank.

                                    Page A-4

Noninterest Income
Total noninterest income increased 30.9% in 1998 over 1997, compared to an increase of 12.6% in 1997 over 1996. A number of items contributed to this continued improvement.

Deposit service charges provide a significant portion of the Bank's noninterest income. Emphasis in recent years on fee income has improved deposit service charge income, with fees increasing 21.8% in 1997 over 1996. No significant deposit service charge increases were initiated during 1998. However, shifts in the mix of the deposit portfolio resulting from new deposit products and entry into new markets contributed to an increase of 11.2% in 1998 over 1997.

Also contributing to the overall profitability of the Company is the Trust & Investment Group of the Bank, as gross income generated from trust fees continued to rise. Total Trust & Investment Group fee income increased 23.4% in 1998, compared to increases of 34.0% in 1997 and 7.5% in 1996 over 1995. This revenue growth is a direct result of growth of assets managed by the Department due to new business as well as favorable market trends. At December 31, 1998, assets managed by the Department were $311.4 million, up from $259.3 million at the end of 1997. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed, but are expected to continue to increase in future periods.

Income from the sales and servicing of loans rebounded sharply from the lower levels experienced in 1997. Income from this source was up 86.9% in 1998, compared to a decline of 23.0% in 1997 compared to 1996. The Bank maintains a portfolio of sold loans which it continues to service, and this servicing provides ongoing income for the life of the loans. The Bank generally markets its production of fixed rate long term mortgages in the secondary market, and retains adjustable rate mortgages for its portfolio. During 1996, clients exhibited a preference for fixed rate loans, resulting in a greater proportion of those loans originated by the Bank being sold in the secondary market. This trend reversed in 1997, as clients generally selected adjustable rate mortgages rather than fixed rates. This resulted directly in a reduction in fee income resulting from the sale of these loans. In 1998, the trend reversed again, with declining market rates providing an impetus for clients to finance their residences through fixed rate residential mortgages. The Bank currently services $121.4 million of sold loans, compared to $98.4 million at the end of 1997. These loans will continue to generate fee income in future periods.

In 1995, the Michigan Banking Code was modified to permit state banks to sell insurance products of all kinds. United Bank & Trust subsequently formed an insurance agency, which commenced business in 1996. Income from the Bank's insurance subsidiary is derived from two primary sources. Income from the sale of nondeposit investment products provides the greatest share of income in this category. This income declined during 1997 as a result of decreased sales of these products. This decrease in volumes was a result of significant changes in the staffing of the department late in 1996. Volumes during 1998 improved as a result of enhanced marketing efforts and better staffing, and continued contribution on the part of the Bank's insurance agency is anticipated. The Bank participated in forming a title insurance company during 1997, and income generated from this venture is also reflected in the income of the agency.

Through late 1997, the sale of nondeposit investment products was accomplished through an agreement with Security First. Under this agreement, employees of Security First sold annuities and mutual funds in United's banking offices, and net fee income was recorded on the books of the Bank's insurance agency. Late in 1997, this arrangement was terminated, and the sale of nondeposit investment products was undertaken by employees of United Bank & Trust. This has changed the way that this product's income and expenses appear in the income statement in 1998 and future periods. Gross fee income is now reflected in noninterest income, and the costs of operating the department is reflected in the Bank's operating expenses.

Other noninterest income during the year consisted of income from various fee-based banking services, including ATM and debit card interchange, sale of official checks, wire transfer fees, safe deposit box income and various other fees. In addition, some non-fee based income such as rental income of nonbank property and gain on sale of assets is included

                                    Page A-5
in these totals. Total other income increased 32.7% in 1998 over 1997, principally in the fee-based areas. Declines from 1996 to 1997 in this area were due primarily to gain on sale of one banking office during 1996, which increased totals for that year.

Management anticipates that noninterest income will continue to be emphasized in the future as a significant source of income to augment net interest income.

Noninterest Expense
Total noninterest expenses grew at an overall rate of 21.7% during 1998, in part as a result of the expansion and growth experienced in 1997 and 1998. In the last half of 1997, the Bank opened a new office in Saline, and purchased the Dundee branch of NBD Bank. In addition, a 12,000 square foot building was constructed to house many of the operations and staff development functions of the Bank. Since these changes came during the last half of the year, the full impact on earnings was realized in 1998. On the other hand, the two new banking offices began providing income to offset the overhead added to establish them, while the new operations and staff development center provided much-needed expansion space to accommodate the growth of the Bank.

Personnel expense continues to be the largest single area of expense, increasing 26.1% over 1997, compared to an increase of 5.4% during 1997 over 1996. Total full-time equivalent staffing was 178.5 at the end of 1998, compared to 170.5 at December 31, 1997. Total full-time equivalent staff was 159.5 at December 31, 1996. Much of the increase in 1998 expense was a result of staff added late in 1997. During 1997, ten full-time equivalent staff additions relate specifically to the two new banking offices added in 1997. In addition, the shift of sales of nondeposit investment products to bank staff during 1998 added to personnel expense of the Company. However, this additional cost was offset by increases in income from these products.

In 1998, the Bank implemented an incentive compensation plan that pays bonuses to substantially all of its employees. While this plan contributed to benefits expense, it also provided direct benefit to the net income of the Company.

The cost of operating fifteen banking offices contributes significantly to the noninterest expense of the Company. The expansion undertaken during 1997 contributed to increases in occupancy and equipment expense for 1998 and future periods, with total occupancy and equipment expenses increasing 17.2% in 1998 over 1997. During 1998, the Bank purchased a new mainframe computer and software, as a part of its efforts to assure its compliance with Year 2000 requirements, and the additional depreciation and maintenance associated with the purchase also contributed to this increase. In addition, the cost of the 1997 expansion was also reflected in other expenses, as all other operating expenses increased 16.8% over 1997, compared to increase of 3.3% from 1996 to 1997.

Federal Income Tax
The Company's effective federal tax rate remained substantially unchanged from prior years. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities. The Bank intends to continue to invest in these securities as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

The chart below shows the effective federal tax rates of the Company for the past three years.


        ---------------------------------------------------------------------------------------------------------------
        Effective Tax Rates, in thousands of dollars where appropriate            1998           1997             1996
        ---------------------------------------------------------------------------------------------------------------
        Income before tax                                                      $ 6,905        $ 6,829          $ 6,464
        Federal income tax accrual                                               1,803          1,816            1,713
        Effective federal tax rate                                               26.1%          26.6%            26.5%
        ---------------------------------------------------------------------------------------------------------------

                                    Page A-6

FINANCIAL CONDITION

Securities
The securities portfolio increased significantly during 1998, principally as a result of deposit growth which exceeded loan demand. The changes in the various categories of the portfolio are shown in the chart below.


        ------------------------------------------------------------------------------------------------------------
        Change in Categories of Securities Portfolio, in thousands of dollars                 1998             1997
        ------------------------------------------------------------------------------------------------------------
        U.S. Treasury and agency securities                                               $ 17,647         $ (4,996)
        Mortgage backed agency securities                                                   (7,914)           1,226
        Tax exempt obligations of states and political subdivisions                            491            3,776
        Corporate, taxable municipal and asset backed securities                             5,511            1,308
        ------------------------------------------------------------------------------------------------------------
          Change in total securities                                                      $ 15,735          $ 1,314
        ------------------------------------------------------------------------------------------------------------
        ------------------------------------------------------------------------------------------------------------

During 1998, flat interest rate yield curves offered little financial incentive to extend maturities in the investment portfolio. In addition, the Bank's portfolio of mortgage-backed agency securities was not replaced as paid down. The growth in the portfolio during 1998 was primarily in U.S. Treasury and agency securities, as well as corporate and asset backed securities. The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Bank, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions.

The following chart shows the mix of the securities portfolio.


        -----------------------------------------------------------------------------------------------------------
        Percentage Makeup of Securities Portfolio at December 31,                            1998             1997
        -----------------------------------------------------------------------------------------------------------
        U.S. Treasury and agency securities                                                 28.2%            11.6%
        Mortgage backed agency securities                                                   22.3%            36.6%
        Tax exempt obligations of states and political subdivisions                         37.0%            43.7%
        Corporate, taxable municipal and asset backed securities                            12.5%             8.1%
        -----------------------------------------------------------------------------------------------------------
          Total securities                                                                 100.0%           100.0%
        ------------------------------------------------------------------------------------------------------------
        ------------------------------------------------------------------------------------------------------------

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 20% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Bank's portfolio contains no "high risk" mortgage securities or structured notes.

The net unrealized gain on securities available for sale declined somewhat from 1997 to 1998, in spite of the growth of the portfolio. Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities classified either as held to maturity or available for sale.

Loans
The chart below shows the percentage change in each category of the loan portfolio for 1998 and 1997.


        -----------------------------------------------------------------------------------------------
        Percentage Change in Categories of Loan Portfolio                         1998             1997
        -----------------------------------------------------------------------------------------------
        Personal                                                                -16.4%             1.2%
        Business                                                                 11.4%            12.5%
        Tax exempt                                                               -6.8%            37.5%
        Residential mortgage                                                      0.1%            11.2%
        Construction                                                             55.2%            30.0%
        Total loans                                                               1.9%             9.7%
        -----------------------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------------------

                                    Page A-7

Net loan growth of 1.9% in 1998 slowed considerably from the strong pace experienced in 1997 and 1996. However, this figure is somewhat misleading. The volume of mortgage loans generated during 1998 reached record levels. During this period, as a result of record low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Bank sells most of its fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during the year.

The Bank continues to be the single largest provider of residential mortgage loans in Lenawee County. As a full service lender, the Bank offers a variety of home mortgage loan products in its market. Entry into the Dundee and Saline markets, combined with the addition of full-time lenders and mortgage originators in those markets, provides opportunities for future continued growth in all loan portfolios.

During 1998, construction loan activity increased significantly, reflecting strong growth of the commercial mortgage and residential housing activity in the Bank's market area. Residential construction loans will convert to residential mortgages to be retained in the Bank's portfolio or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Growth in the business loan portfolio continued to be strong in 1998. Charge-offs within the personal installment area, as well as strong competition in the consumer loan market, resulted in declining balances in the direct and indirect installment loan products. The decrease in tax exempt loans reflects normal amortizations of loans to local municipalities.

Credit Quality
The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of non-performing loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes 90 days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient. The chart below shows the amount of nonperforming assets by category for each of the past five years.


        ----------------------------------------------------------------------------------------------------------------------
        Nonperforming Loans, in thousands of dollars          1998           1997        1996           1995             1994
        ----------------------------------------------------------------------------------------------------------------------
        Nonaccrual loans                                     $ 821           $ 71       $ 450           $ 41            $ 110
        Loans past due 90 days or more                         194            910         663            163              517
        Troubled debt restructurings                           136            138           0              0                2
        ----------------------------------------------------------------------------------------------------------------------
          Total nonperforming loans                          1,151          1,119       1,113            204              629
        Other real estate                                      335            473         335             43               81
        ----------------------------------------------------------------------------------------------------------------------
          Total nonperforming assets                       $ 1,486        $ 1,592     $ 1,448          $ 247            $ 710
        ----------------------------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------------------------
        Percent of total loans                               0.55%          0.60%       0.60%          0.11%            0.34%
        ----------------------------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------------------------

Total nonperforming loans remained relatively unchanged from the prior two years, while decreasing as a percentage of total loans. The amount listed above as other real estate reflects one commercial property that was acquired in lieu of foreclosure in 1996. The property has been leased to a third party with an option to purchase, and no loss is anticipated.

In general, banks have experienced higher delinquencies in recent years, as personal borrowings reached all-time high levels. United has noted the same increase in delinquency as consumers near their debt limits. In addition, past due loans increased during 1997 as personal loan volumes exceeded the capacity of the collections department of the Bank. Restructuring of the collection department during the fourth quarter of 1997 assisted in controlling delinquency, but has not yet improved total nonperforming loans. While some further losses are anticipated, the Company's delinquency ratios remain well below that of most other banks of similar size.

                                    Page A-8

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.


        ----------------------------------------------------------------------------------------------------------
        Percentage Makeup of Loan Portfolio at December 31,                                 1998             1997
        ----------------------------------------------------------------------------------------------------------
        Personal - direct                                                                  11.7%            14.0%
        Personal - indirect                                                                10.1%            12.5%
        Business                                                                           30.5%            27.9%
        Tax exempt                                                                          0.5%             0.6%
        Residential mortgage                                                               38.8%            39.5%
        Construction                                                                        8.4%             5.5%
        ----------------------------------------------------------------------------------------------------------
          Total loans                                                                     100.0%           100.0%
        ----------------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------------

The largest single category above is also generally the one with the least risk. Loans to finance residential mortgages, including construction loans, make up 47.2% of the portfolio, and are well-secured and have had historically low levels of net losses. Personal and business loans make up the balance of the portfolio.

Personal loan balances declined $11.5 million during 1998, with year-end balances of $58.8 million. This portfolio consists of direct and indirect installment, home equity, credit card and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing. Substantially all of the decline in this portfolio during 1998 occurred in the direct and indirect installment loan portfolios.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Bank uses an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans contain no significant concentrations other than geographic concentrations within Lenawee, Monroe or Washtenaw Counties.

Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits
Deposit balances grew steadily during 1997, although the addition of the Saline office and the acquisition of $12.2 million of deposits in Dundee skewed the growth toward the fourth quarter. This growth continued at the same level in 1998. The Company continued its emphasis on its cash management account which was introduced in 1996, and also introduced new products in 1997 and 1998 to continue to improve its deposit mix.

The Bank's decline in certificates of deposit seems to reflect continuing desires on the part of clients to seek alternatives to traditional certificates of deposit, in search of the best yields on their funds. In addition, banking clients seem to be moving nationwide toward a trend of thinking of banks as a place for saving, rather than for investing. While this philosophy has resulted in slowed growth in the time deposit categories, it has presented opportunities for the sale of additional nonbanking products to clients.

As in the past, the majority of the Bank's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The chart below shows the percentage change in deposits by category at December 31, 1998 and 1997.


        ----------------------------------------------------------------------------------------------------
        Percentage Change in Deposits by Category                                     1998             1997
        ----------------------------------------------------------------------------------------------------
        Noninterest bearing deposits                                                 33.0%             5.2%
        Interest bearing certificates of $100,000 or more                           -19.6%            -8.0%
        Other interest bearing deposits                                               7.1%             9.3%
        Total deposits                                                                6.4%             6.4%
        ----------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------

                                    Page A-9

The chart below shows the percentage makeup of the deposit portfolio in 1998 and 1997. In financial institutions, the presence of interest bearing certificates greater than $100,000 often indicates a reliance upon purchased funds. However, in the Bank's deposit portfolio, these balances represent core deposits of local clients. The Bank does not support its growth through purchased or brokered deposits. The Bank's deposit rates are consistently competitive with other banks in its market area, including those new markets that the Bank entered in 1997.


        -------------------------------------------------------------------------------------------------------
        Percentage Breakdown of Deposit Portfolio as of December 31,                     1998             1997
        -------------------------------------------------------------------------------------------------------
        Noninterest bearing deposits                                                    12.6%            10.1%
        Interest bearing certificates of $100,000 or more                                9.2%            12.2%
        Other interest bearing deposits                                                 78.2%            77.7%
        -------------------------------------------------------------------------------------------------------
          Total deposits                                                               100.0%           100.0%
        =======================================================================================================

Cash Equivalents and Borrowed Funds
The company maintains correspondent accounts with a number of other banks for various purposes, including satisfaction of reserve requirements of the Federal Reserve system. In addition, cash sufficient to meet the operating needs of fifteen banking offices is maintained at its lowest practical levels. At times, the Bank is a participant in the federal funds market, either as a borrower or seller. Federal funds are generally sold for one-day periods. Periodically, the Bank may become a borrower in the federal funds market, and may utilize short term advances from the Federal Home Loan Bank ("FHLB"). While federal funds were purchased on occasion during 1998, no short term advances were utilized during the year.

The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found immediately below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity
Throughout 1998, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, but overall, the Company's liquidity position during 1998 was significantly changed from 1997. The Company averaged net federal funds sold of $9.5 million for 1998. This compares to a net average borrowed position of $0.2 million in 1997, including federal funds and short term FHLB advances. These changes were a direct result of deposit growth which exceeded loan growth, including the addition of deposits from the acquisition of the Dundee office in December of 1997, and growth experienced in Saline and other markets.

The Bank monitors its liquidity position regularly, and is in compliance with regulatory guidelines for liquidity. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and a line of credit with the FHLB. Information concerning available lines is contained in Note 11 of the Notes to Consolidated Financial Statements.

Funds Management and Market Risk
The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Bank policies place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

                                   Page A-10

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of coupon adjustments of the Company's assets, liabilities and off-balance sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity (gap) and income simulation analyses. A gap model is the primary tool used to assess this risk with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on 12 months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions.

Based on the results of the simulation model as of December 31, 1998, the Company would expect a maximum potential reduction in net interest margin of less than 4% if market rates increased under an immediate and sustained parallel shift of 200 basis points.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by contractual maturities as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of residential loans and mortgage-backed securities. For core deposits (noninterest bearing checking, interest bearing checking, savings, and money market deposits) that have no contractual maturity, the table presents estimated principal cash flows and related weighted average interest rates based on the Company's historical experience and management's judgment concerning their most likely withdrawal behaviors. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 1998.


------------------------------------------------------------------------------------------------------------------------------------
                                                                FINANCIAL INSTRUMENTS
------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                       Principal Amount Maturing In:                               Fair Value
                                        ---------------------------------------------------------------
RATE-SENSITIVE ASSETS:                      1999        2000       2001       2002     2003   Thereafter    Total          12/31/98
------------------------------------------------------------------------------------------------------------------------------------
Fixed rate loans                        $ 34,375    $ 19,871   $ 18,064   $ 13,009 $ 12,670   $ 66,438    $ 164,427      $166,085
Average interest rate                       8.4%        8.8%       8.6%       8.4%     8.1%       7.5%         8.4%
Variable rate loans                     $ 23,042    $ 10,016   $ 10,438   $ 11,848  $ 6,147   $ 44,331    $ 105,822      $106,189
Average interest rate                       8.4%        8.7%       8.7%       8.8%     8.8%       8.8%         8.7%
Fixed rate investments                  $ 29,437    $ 16,658   $ 18,890    $ 6,574  $ 4,402    $ 9,801     $ 85,762      $ 88,781
Average interest rate                       6.0%        6.1%       5.8%       5.5%     5.4%       5.5%         5.7%
Variable rate investments                $ 2,479     $ 1,566    $ 1,387      $ 661    $ 221    $ 1,251      $ 7,565      $  7,686
Average interest rate                       6.5%        6.7%       6.7%       6.7%     6.8%       6.9%         6.7%
Other interest earning assets            $ 1,576                                                            $ 1,576      $  1,576
Average interest rate                       8.0%                                                               8.0%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                                    $ 42,468     $ 42,468      $ 42,468
Savings & interest bearing demand       $ 74,514     $ 4,433    $ 4,433    $ 4,433  $ 4,433   $ 70,933    $ 163,179      $163,179
Average interest rate                       3.7%        1.7%       1.7%       1.7%     1.7%       1.7%         2.6%
Time deposits                           $ 81,922    $ 35,396   $ 11,791    $ 1,299  $ 1,195       $ 17    $ 131,620      $132,938
Average interest rate                       5.5%        5.8%       5.3%       5.2%     5.1%       8.4%         5.3%
Fixed rate borrowings                    $ 7,276       $ 296      $ 319      $ 342  $ 2,667                $ 10,900      $ 11,087
Average interest rate                       6.0%        6.2%       6.2%       6.2%     6.2%                    6.0%
Other interest bearing liabilities       $ 3,874                                                            $ 3,874      $  3,874
Average interest rate                       5.5%                                                               5.5%
====================================================================================================================================


                                   Page A-11

Management does not believe there has been a material change in the nature of the Company's primary market risk exposures from 1997 to 1998, based on data supplied by its measurement systems. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The Committee's policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee of the Bank is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy of the Bank provides for a level of interest sensitivity which, Management believes, allows the Bank to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Bank to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The table below shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 1998. Loans and investments are categorized using their scheduled payment dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.


------------------------------------------------------------------------------------------------------------------------------------
                                                        INTEREST SENSITIVITY SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Over 10
In thousands of dollars                                 0-3 Mo.       4-12 Mo.     1-5 Yrs       5-10 Yrs        Years       Total
------------------------------------------------------------------------------------------------------------------------------------
Securities and fed funds sold                        $   18,188     $   20,873   $  46,524       $  9,377     $    425    $   95,387
Loans                                                    66,691         46,807      87,620         56,134       12,997       270,249
------------------------------------------------------------------------------------------------------------------------------------
    Total earning assets                             $   84,879     $   67,680   $ 134,144       $ 65,511     $ 13,422    $  365,636

Negotiated rate time deposits of $100,000 or more    $   13,198     $    8,430   $   9,480                                $   31,108
Other interest bearing deposits                         193,156         30,316      40,202       $     17                    263,691
Repurchase agreements                                       674                                                                  674
Other borrowings                                          3,200          7,276         957          2,667                     14,100
------------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities               $  210,228     $   46,022   $  50,639       $  2,684                 $  309,573
------------------------------------------------------------------------------------------------------------------------------------
Net asset (liability) funding gap                    $ (125,349)    $   21,658   $  83,505       $ 62,827     $ 13,422    $   56,063

Cumulative net asset (liability) funding gap         $ (125,349)    $ (103,691)  $ (20,186)      $ 42,641     $ 56,063
Cumulative gap ratio                                       0.40           0.60        0.93           1.14         1.18 to one
Cumulative gap as a percent of total assets               -31.8%         -26.3%       -5.1%          10.8%        14.2%
====================================================================================================================================

CAPITAL RESOURCES

It is the policy of the Company to pay 30% to 40% of net earnings as cash dividends to shareholders. These dividends have resulted in a dividend yield of approximately 3.00% and 3.25% in 1998 and 1997. Five percent stock dividends were paid to shareholders in 1998 and 1997. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

The capital ratios of the Bank and the Company continued to increase through the retention of earnings during 1998, as capital continued to grow at a faster rate than did assets. Capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Financial Statements details the capital ratios of the Company, and the Company is considered to be well-capitalized by its regulators.

The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of earnings to fund growth while providing a reasonable return to shareholders.

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

Information concerning the adoption of prospective accounting changes is detailed in Note 1 of the Notes to Consolidated Financial Statements. Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

YEAR 2000 READINESS

Federal banking regulators require specific actions of every financial institution to become Year 2000 ready. These guidelines require a bank to:

      - Ensure the involvement of the board of directors and management in the institution's Year 2000 effort
      - Adopt a written project plan
      - Renovate its mission-critical systems
      - Complete tests of the renovated mission-critical systems by specific deadlines
      - Plan for contingencies
      - Manage customer risk

Summary
United has an active Year 2000 committee that updates the Board of Directors and appropriate banking regulators regarding its Year 2000 readiness on a quarterly basis. The Board has adopted a written plan, and continues to assess its risk. Management has determined which systems are mission critical, and those which are not. Based on these determinations, a plan of action has been implemented. Key clients have been surveyed, and plans are underway to assess and manage customer risk. No material affect on United's financial performance is anticipated, due to the systematic approach the Company has adopted to prepare for the Year 2000 date impact.

Specific Information
During 1998, the Company's Year 2000 task force has continued to monitor the readiness of its major data processing hardware and software providers, other critical vendor suppliers, and its large commercial customers.

United uses major external third party vendors to the banking industry for its mainframe and all personal computer hardware and software. These well-known, national third party providers for the mission critical systems have provided written assurances that they are Year 2000 ready and their systems have been fully tested. The Company does not use any custom programmed software.

Earlier in 1998, United determined that its Unisys mainframe computer system, while Year 2000 compliant, did not have sufficient capacity for future growth. During the fourth quarter of 1998, the Company installed a new Unisys mainframe to replace its old system. This system provides a substantial increase in efficiency and capacity of operations, and will allow complete testing of its banking software provided by Information Technology, Inc. without any disruption to daily processing and customer service. All testing will be completed by June 30, 1999 within the FFIEC published guidelines and no disruption in service due to a Year 2000 issue is anticipated.

Other systems are being tested, and all noncompliant systems will be replaced or abandoned. Some non-critical systems have been found to be noncompliant, due to their age, and will be replaced. The readiness of the software used for mission critical systems is included in the cost of the Bank's normal maintenance of those systems and Management

                                   Page A-13
does not expect any additional charges. Some minor hardware and software replacements will be needed, and expenditures are expected to be less than $50,000. The staffing needed to complete the testing and implementation plan has been identified and is available. Other new software installations over the next 15 months will be restricted to assure that the Company can complete its Year 2000 plan.

Contingency planning has begun for mission critical tasks and will be continually monitored and updated to ensure uninterrupted customer services and backroom processing. The Company, however, cannot necessarily be assured of no interruption with certain vendors such as utility companies and phone companies, but those vendor plans are being monitored as an ongoing part of the assessment. Currently, all critical dates mandated by the regulators have been met by the Company's data processing vendors, and United is also on schedule for its review of any in-house critical systems, software, and equipment.

Overall, the cost of evaluating the Company's Year 2000 readiness and assuring its compliance will not have a measurable impact on the financial condition of the Company. United regularly provides for upgrades and replacement of its software and hardware, and the Year 2000 situation will not significantly impact those expenditures.

Major loan and deposit customers have been surveyed to evaluate the level of Year 2000 planning and readiness and to assess any potential risk. Currently, it is unknown what impact a high risk client's inability to pay its bank obligations will have on the adequacy of United's allowance for possible loan losses or its financial position.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations relate to the Company's expectations as to future events relating to such items as the adequacy of the allowance for loan losses, changes in economic conditions including interest rates, management's ability to manage interest rate, liquidity and credit risks, impact on operations and credit losses as it relates to the Year 2000 issue. Such statements are not statements of historical fact and are forward-looking statements. Management believes the assumptions upon which these statements are founded are reasonable, based on their knowledge of its business and operations; however, there is no assurance the assumptions will prove to have been correct. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                   Page A-14

STATEMENT OF MANAGEMENT'S RESPONSIBILITY


                          [UNITED BANCORP, INC. LETTERHEAD]





Financial Statements
The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

The financial statements have been audited by the independent accounting firm of Crowe, Chizek and Company LLP, which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. Crowe Chizek's audit report is presented on the following page.

Internal Control System
The Company maintains a system of internal control over financial reporting which is designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its audit committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of an internal control system may vary over time.

The Company assessed its internal control system as of December 31, 1998. Based on its assessment, the Company believes that, as of December 31, 1998, its system of internal control over financial reporting is adequate and appropriate.

United Bancorp, Inc.



David S. Hickman                                        John J. Wanke
Chairman and Chief Executive Officer                    President



Dale L. Chadderdon
Senior Vice President, Secretary and Treasurer


                                   Page A-15

REPORT OF INDEPENDENT AUDITORS
United Bancorp, Inc. and Subsidiary



                              [CROWE CHIZEK LOGO]






                    Shareholders and Board of Directors
                    United Bancorp, Inc.
                    Tecumseh, Michigan




                    We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. and Subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                            Crowe, Chizek and Company LLP


                    Grand Rapids, Michigan
                    January 22, 1999

                                   Page A-16

CONSOLIDATED BALANCE SHEETS
United Bancorp, Inc. and Subsidiary


-------------------------------------------------------------------------------------------------------------------------
                                                                                                     December 31,
In thousands of dollars                                                                           1998         1997
-------------------------------------------------------------------------------------------------------------------------
ASSETS

Cash and demand balances in other banks                                                           $ 12,348      $ 10,406
Federal funds sold                                                                                       -             -
-------------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                                                     12,348        10,406

Securities available for sale                                                                       58,468        42,488
Securities held to maturity; fair value of $37,999 in 1998 and $38,287 in 1997                      36,919        37,164
-------------------------------------------------------------------------------------------------------------------------
Total securities                                                                                    95,387        79,652

Loans held for sale                                                                                    535           141
Portfolio loans                                                                                    269,714       265,117
-------------------------------------------------------------------------------------------------------------------------
Total loans                                                                                        270,249       265,258
Less allowance for loan losses                                                                       2,799         2,467
-------------------------------------------------------------------------------------------------------------------------
Net loans                                                                                          267,450       262,791

Premises and equipment, net                                                                         11,406        10,933
Accrued interest receivable and other assets                                                         7,104         6,489
-------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                       393,695       370,271
=========================================================================================================================

LIABILITIES
Deposits
     Noninterest bearing deposits                                                                   42,468        31,924
     Interest bearing certificates of deposit of $100,000 or more                                   31,108        38,714
     Other interest bearing deposits                                                               263,691       246,197
     --------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                     337,267       316,835

Short term borrowings                                                                                3,874         4,942
Other borrowings                                                                                    10,900        10,000
Accrued interest payable and other liabilities                                                       2,890         3,028
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                  354,931       334,805
-------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 5,000,000 shares authorized,
     1,730,480 shares issued and outstanding in 1998 and 1,646,030 in 1997                          19,837        16,366
Retained earnings                                                                                   18,607        18,867
Accumulated other comprehensive income                                                                 320           233
-------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                                          38,764        35,466
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                       $ 393,695     $ 370,271
=========================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-17

CONSOLIDATED STATEMENTS OF INCOME
United Bancorp, Inc. and Subsidiary


-------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ended December 31,
In thousands of dollars, except per share data                                       1998         1997         1996
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans
     Taxable                                                                         $ 23,356     $ 22,515      $ 20,511
     Tax exempt                                                                            76           69            63
Securities
     Taxable                                                                            3,166        3,139         2,949
     Tax exempt                                                                         1,886        1,767         1,687
Federal funds sold                                                                        509          215           141
-------------------------------------------------------------------------------------------------------------------------
Total interest income                                                                  28,993       27,705        25,351
-------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Certificates of deposit of $100,000 or more                                             1,976        2,408         2,193
Other deposits                                                                         10,367        9,604         8,723
Short term borrowings                                                                      37          157           173
Other borrowings                                                                          652          724           525
-------------------------------------------------------------------------------------------------------------------------
Total interest expense                                                                 13,032       12,893        11,614
-------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                                    15,961       14,812        13,737
Provision for loan losses                                                               1,248        1,255           628
-------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    14,713       13,557        13,109
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                                     1,657        1,490         1,223
Trust & Investment fee income                                                           1,605        1,301           971
Gains on securities transactions                                                           54            5             8
Loan sales and servicing                                                                1,071          573           604
Sales of nondeposit investment products                                                   437          321           417
Other income                                                                              576          434           439
-------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                                                5,400        4,124         3,662
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                                                          7,128        5,654         5,363
Occupancy and equipment expense, net                                                    2,434        2,076         1,922
Other expense                                                                           3,646        3,122         3,022
-------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                                              13,208       10,852        10,307
-------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FEDERAL INCOME TAX                                                        6,905        6,829         6,464
Federal income tax                                                                      1,803        1,816         1,713
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                            $ 5,102      $ 5,013       $ 4,751
=========================================================================================================================

Basic and diluted earnings per share                                                   $ 2.95       $ 2.90        $ 2.75
-------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-18

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiary


-------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ended December 31,
In thousands of dollars                                                              1998         1997         1996
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                            $ 5,102      $ 5,013       $ 4,751

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Depreciation and amortization                                                           1,635        1,396         1,469
Provision for loan losses                                                               1,248        1,255           628
Change in loans held for sale                                                            (394)         658          (538)
Gain on sale of securities                                                                (54)          (5)           (8)
Change in accrued interest receivable and other assets                                   (874)      (1,470)          (48)
Change in accrued interest payable and other liabilities                                 (251)         (49)           29
-------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                       1,310        1,785         1,532
-------------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                                      6,412        6,798         6,283
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
     Purchases                                                                        (30,474)     (11,040)      (20,670)
     Sales                                                                              3,035        2,002           732
     Maturities and calls                                                               4,913        5,747        14,000
     Principal payments                                                                 6,642        5,925         6,214
Securities held to maturity
     Purchases                                                                        (14,406)     (14,091)       (5,570)
     Maturities and calls                                                              14,696       10,221         2,638
Net increase in portfolio loans                                                        (5,513)     (25,309)      (24,438)
Premises and equipment expenditures                                                    (1,806)      (3,279)       (1,370)
-------------------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                                    (22,913)     (29,824)      (28,464)
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                                 20,432       19,132        12,531
Net change in short term borrowings                                                    (1,068)       4,333            31
Principal payments on other borrowings                                                 (3,000)     (10,000)       (8,000)
Proceeds from other borrowings                                                          3,900            -        22,000
Proceeds from common stock transactions                                                   164          124            78
Dividends paid                                                                         (1,985)      (1,809)       (1,524)
-------------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                                     18,443       11,780        25,116
-------------------------------------------------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                 1,942      (11,246)        2,935

Cash and cash equivalents at beginning of year                                         10,406       21,652        18,717
-------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $ 12,348     $ 10,406      $ 21,652
-------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                        $ 13,323     $ 12,861      $ 11,421
Income tax paid                                                                      $  2,000     $  1,803      $  1,719

Non-cash transfer from portfolio loans to other real estate                          $      -     $    138      $    445

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-19

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiary


-------------------------------------------------------------------------------------------------------------------------
                                                                       Common      Retained
In thousands of dollars, except per share data            Shares       Stock       Earnings     AOCI (1)       Total
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                                1,489,839     $ 11,262     $ 17,486        $ 105      $ 28,853

Net income, 1996                                                                        4,751                      4,751
Net change in unrealized gains on securities                                                            24            24
                                                                                                           --------------
     Total comprehensive income                                                                                    4,775

Cash dividends declared, $0.961 per share                                              (1,658)                    (1,658)
Five percent stock dividend declared                         74,492        2,160       (2,160)                         -
Common stock transactions                                     1,559           52                                      52
Director and management deferred stock plans                                  26                                      26
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                1,565,890     $ 13,500     $ 18,419        $ 129      $ 32,048


Net income, 1997                                                                        5,013                      5,013
Net change in unrealized gains on securities                                                           104           104
                                                                                                           --------------
     Total comprehensive income                                                                                    5,117

Cash dividends declared, $1.056 per share                                              (1,823)                    (1,823)
Five percent stock dividend declared                         78,292        2,740       (2,740)                         -
Common stock transactions                                     1,848           67                                      67
Director and management deferred stock plans                                  59           (2)                        57
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                                1,646,030     $ 16,366     $ 18,867        $ 233      $ 35,466


Net income, 1998                                                                        5,102                      5,102
Net change in unrealized gains on securities                                                            87            87
                                                                                                           --------------
     Total comprehensive income                                                                                    5,189

Cash dividends declared, $1.188 per share                                              (2,053)                    (2,053)
Five percent stock dividend declared                         82,298        3,292       (3,292)                         -
Common stock transactions                                     2,152           94                                      94
Director and management deferred stock plans                                  85          (17)                        68
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                                1,730,480     $ 19,837     $ 18,607        $ 320      $ 38,764
=========================================================================================================================

(1)     Accumulated Other Comprehensive Income

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiary

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiary, United Bank & Trust ("Bank"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, insurance, and trust and investment services, with operations conducted through its main office and fifteen offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These Counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES
Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Bonds and notes for which Management has the positive intent and the ability to hold to maturity are reported at amortized cost. Other securities such as Federal Home Loan Bank stock are carried at cost.

Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS
Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is maintained at a level believed adequate by Management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income and reduced by net charge-offs.

Loan impairment is reported when full payment under the loan terms is not expected. If a loan is impaired, a portion of the allowance for loan losses is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

                                   Page A-21

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, credit card, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Bank's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectable. This typically occurs when the loan is 120 or more days past due. Disclosures for impaired loans are not materially different from nonaccrual and renegotiated loan disclosures or non-performing and past-due asset disclosures.

PREMISES AND EQUIPMENT
Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and five to eight years for equipment.

OTHER REAL ESTATE OWNED
Other real estate, which is included with other assets, consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by Management and the real estate is carried at the lower of cost basis or fair value. The historical average holding period for such properties is less than eighteen months.

INTANGIBLE ASSETS
The value of core deposits acquired in bank and branch acquisitions is amortized on an accelerated method over the expected lives of the related accounts. The excess of purchase price over the fair value of assets and liabilities acquired (goodwill) is amortized on a straight-line basis over fifteen years.

SERVICING RIGHTS
Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

LONG-TERM ASSETS
These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

INCOME TAX
The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of net tax assets.

EARNINGS PER SHARE
Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In May, 1998, 1997 and 1996 five percent stock dividends were paid.

                                   Page A-22

Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends. The weighted average number of shares outstanding was 1,728,462 for 1998, 1,726,300 for 1997 and 1,724,643
for 1996. The weighted average of contingently issuable shares was 3,907 and 2,101 for 1998 and 1997 and 279 for 1996.

STATEMENTS OF CASH FLOWS
For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME
Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of shareholders' equity. The accounting standard that requires reporting comprehensive income first applies for 1998, with prior information restated to be comparable.

INDUSTRY SEGMENT
The Company and its subsidiary are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

PENDING ACCOUNTING CHANGES
Beginning January 1, 2000, a new accounting standard will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. This is not expected to have a material effect since there currently are no hedges, but the effect will depend on derivative holdings when this standard applies.

Mortgage loans originated in mortgage banking are converted into securities on occasion. A new accounting standard for 1999 will allow classifying these securities as available for sale, trading, or held to maturity, instead of the current requirement to classify as trading. This will have no material effect since the Company currently does not securitize mortgages, but the effect will depend on the level and designation of securitizations as well as on market price movements.

RECLASSIFICATIONS
Some items in prior year financial statements have been reclassified to conform with current year's presentation.

NOTE 2 - ACQUISITIONS
On December 5, 1997, the Bank acquired one office and related deposits from NBD Bank. Approximately $12.2 million of deposits were assumed. Core deposit premium associated with these deposits is not material. The excess of fair value over book value of the net assets acquired was $1.2 million. The transaction was accounted for under the purchase method, and intangible assets acquired are being amortized over their estimated economic lives.

On January 22, 1999, the Bank reached an agreement to acquire one office and related deposits from Great Lakes National Bank Michigan. Approximately $22.2 million of deposits will be assumed when the acquisition is completed in mid-April of 1999. The transaction is subject to regulatory approval, but no problems are anticipated. The transaction will be accounted for under the purchase method, and intangible assets acquired will be amortized over their estimated economic lives. No significant impact on 1999 earnings is anticipated.

                                   Page A-23

NOTE 3 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS
The Bank is required to maintain average reserve balances in the form of cash or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Bank. The amounts of reserve balances required at December 31, 1998 and 1997 were approximately $5,179,000 and $3,390,000.

NOTE 4 - SECURITIES
The amortized cost and fair value of securities, in thousands of dollars, as of December 31, 1998, 1997 and 1996 are as follows:


-------------------------------------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                        Amortized    Unrealized   Unrealized      Fair
In thousands of dollars                                                 Cost        Gains        Losses        Value
-------------------------------------------------------------------------------------------------------------------------
1998
-------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                     $ 26,635        $ 230         $ (6)     $ 26,859
Mortgage backed agency securities                                         21,026          231          (24)       21,233
Asset backed and other securities                                         10,323           60           (7)       10,376
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 57,984        $ 521        $ (37)     $ 58,468
-------------------------------------------------------------------------------------------------------------------------

1997
-------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                      $ 9,003        $ 219        $ (10)      $ 9,212
Mortgage backed agency securities                                         29,011          194          (58)       29,147
Asset backed and other securities                                          4,120            9            -         4,129
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 42,134        $ 422        $ (68)     $ 42,488
-------------------------------------------------------------------------------------------------------------------------

1996
-------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                     $ 14,085        $ 131         $ (8)     $ 14,208
Mortgage backed agency securities                                         27,855          174         (108)       27,921
Asset backed and other securities                                          2,853            8            -         2,861
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 44,793        $ 313       $ (116)     $ 44,990
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY
In thousands of dollars
-------------------------------------------------------------------------------------------------------------------------
1998
-------------------------------------------------------------------------------------------------------------------------
Tax exempt obligations of states and political subdivisions             $ 35,326      $ 1,081        $ (12)     $ 36,395
Corporate and taxable municipal securities                                 1,593           11            -         1,604
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 36,919      $ 1,092        $ (12)     $ 37,999
-------------------------------------------------------------------------------------------------------------------------

1997
-------------------------------------------------------------------------------------------------------------------------
Tax exempt obligations of states and political subdivisions             $ 34,835      $ 1,135        $ (14)     $ 35,956
Corporate and taxable municipal securities                                 2,329            2            -         2,331
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 37,164      $ 1,137        $ (14)     $ 38,287
-------------------------------------------------------------------------------------------------------------------------

1996
-------------------------------------------------------------------------------------------------------------------------
Tax exempt obligations of states and political subdivisions             $ 31,059      $ 1,048        $ (10)     $ 32,097
Corporate and taxable municipal securities                                 2,289            5            -         2,294
-------------------------------------------------------------------------------------------------------------------------
Total                                                                   $ 33,348      $ 1,053        $ (10)     $ 34,391
-------------------------------------------------------------------------------------------------------------------------

                                   Page A-24

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                  1998         1997          1996
-------------------------------------------------------------------------------------------------------------------------
Sales proceeds                                                                        $ 3,035      $ 2,002         $ 732
Gross gains                                                                                54            6             8
Gross losses                                                                                -           (1)            -
-------------------------------------------------------------------------------------------------------------------------

The amortized cost and fair value of securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.


-------------------------------------------------------------------------------------------------------------------------
SECURITIES                                                             Available for Sale          Held to Maturity
As of December 31, 1998                                              Amortized       Fair      Amortized       Fair
In thousands of dollars                                                 Cost        Value         Cost         Value
-------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                  $ 9,745      $ 9,773      $ 4,874       $ 4,910
Due after one year through five years                                     41,406       41,847       19,660        20,329
Due after five years through ten years                                     5,257        5,272        6,506         6,722
Due after ten years                                                            -            -        5,879         6,038
Equity investments                                                         1,576        1,576            -             -
-------------------------------------------------------------------------------------------------------------------------
Total securities                                                        $ 57,984     $ 58,468     $ 36,919      $ 37,999
-------------------------------------------------------------------------------------------------------------------------

Securities carried at $9,114,000 and $8,879,000 as of December 31, 1998 and 1997 were pledged to secure deposits of public funds, repurchase agreements, and for other purposes as required by law.

NOTE 5 - LOANS
The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                               1998          1997
-------------------------------------------------------------------------------------------------------------------------
Personal                                                                                          $ 58,797      $ 70,308
Business, including commercial mortgages                                                            82,521        74,080
Tax exempt                                                                                           1,381         1,482
Residential mortgage                                                                               104,368       104,659
Residential mortgages held for sale                                                                    535           141
Construction                                                                                        22,647        14,588
-------------------------------------------------------------------------------------------------------------------------
Total loans                                                                                      $ 270,249     $ 265,258
-------------------------------------------------------------------------------------------------------------------------

NOTE 6 - ALLOWANCE FOR LOAN LOSSES
An analysis of the allowance for loan losses for the years ended December 31 follows:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                  1998         1997          1996
-------------------------------------------------------------------------------------------------------------------------
Balance, January 1                                                                    $ 2,467      $ 2,320       $ 2,197
Loans charged off                                                                      (1,106)      (1,189)         (572)
Recoveries credited to allowance                                                          190           81            67
Provision charged to operations                                                         1,248        1,255           628
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                                                  $ 2,799      $ 2,467       $ 2,320
-------------------------------------------------------------------------------------------------------------------------

                                   Page A-25

Information regarding impaired loans for the years ended December 31 follows:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                  1998         1997          1996
-------------------------------------------------------------------------------------------------------------------------
Average investment in impaired loans                                                    $ 908        $ 938         $ 679
Interest income recognized on impaired loans                                               35           79            67
     Interest income recognized on a cash basis                                            36           60            56

Balance of impaired loans at December 31                                              $ 1,163        $ 973
     Portion for which no allowance for loan losses is allocated                          178          764
     Portion for which an allowance for loan losses is allocated                          985          209
     Portion of allowance for loan losses allocated to impaired loans                     136           26
-------------------------------------------------------------------------------------------------------------------------

NOTE 7 - LOAN SERVICING
Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of mortgage loans serviced for others was $121,371,000 and $98,385,000 at December 31, 1998 and 1997. The balance of loans serviced for others related to servicing rights that have been capitalized was $88,357,000 and $46,621,000 at December 31, 1998 and 1997.

Unamortized cost of mortgage servicing rights for the period ended December 31, follows:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                  1998         1997          1996
-------------------------------------------------------------------------------------------------------------------------
Balance at January 1                                                                    $ 340        $ 185           $ -
Amount capitalized                                                                        468          190           196
Amount amortized                                                                         (162)         (35)          (11)
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31                                                                  $ 646        $ 340         $ 185
-------------------------------------------------------------------------------------------------------------------------

No valuation allowance was considered necessary for mortgage servicing rights at December 31, 1998 and 1997.


NOTE 8 - PREMISES AND EQUIPMENT
Premises and equipment as of December 31, consisted of the following:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                               1998          1997
-------------------------------------------------------------------------------------------------------------------------
Land                                                                                               $ 1,586       $ 1,575
Buildings and improvements                                                                           9,117         8,645
Furniture and equipment                                                                              7,083         5,954
Computer software                                                                                    1,204         1,096
-------------------------------------------------------------------------------------------------------------------------
Total cost                                                                                          18,990        17,270
Less accumulated depreciation                                                                       (7,584)       (6,337)
-------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                       $ 11,406      $ 10,933
-------------------------------------------------------------------------------------------------------------------------

Depreciation expense was approximately $1,291,000 in 1998, $1,078,000 in 1997 and $999,000 in 1996.

                                   Page A-26

NOTE 9 - DEPOSITS
Information relating to maturities of time deposits as of December 31, is summarized below:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                               1998          1997
-------------------------------------------------------------------------------------------------------------------------
Within one year                                                                                   $ 81,922      $ 92,613
Between one and two years                                                                           35,396        35,478
Between two and three years                                                                         11,791        14,053
Between three and four years                                                                         1,299         1,506
Between four and five years                                                                          1,195           736
More than five years                                                                                    17            53
-------------------------------------------------------------------------------------------------------------------------
Total time deposits                                                                              $ 131,620     $ 144,439
-------------------------------------------------------------------------------------------------------------------------

NOTE 10 - SHORT TERM BORROWINGS
The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $14.0 million from two major correspondent banks to purchase federal funds on a daily basis. There was $3.2 million and $4.3 million outstanding at December 31, 1998 and 1997.

The Bank also enters into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury and agency securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products.

Information concerning securities sold under agreements to repurchase is summarized as follows:


-------------------------------------------------------------------------------------------------------------------------
                                                                              1998                      1997
-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                Amount        Rate        Amount        Rate
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31                                                     $ 674        4.49%        $ 642         5.40%
Average balance during the year                                              650        5.04%          618         5.17%
Maximum month end balance during the year                                    674                       642
-------------------------------------------------------------------------------------------------------------------------

NOTE 11 - OTHER BORROWINGS
The Bank carried fixed rate, noncallable advances from the FHLB totaling $10.9 million at December 31, 1998. Those advances consist of $7.0 million at 5.97% due in 1999, and $3.9 million at 6.18% due in scheduled payments from 1999 to 2008. These advances are collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 160% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.

Maturities and scheduled principal payments over the next five years are shown below.


----------------------------------------------------------------------------------------
In thousands of dollars                                              1998          1997
----------------------------------------------------------------------------------------
Within one year                                                   $ 7,276       $ 3,000
Between one and two years                                             296         7,000
Between two and three years                                           319             -
Between three and four years                                          342             -
Between four and five years                                           368             -
More than five years                                                2,299             -
----------------------------------------------------------------------------------------

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to

                                   Page A-27
the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the consolidated financial statements. The Bank's commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

The following table shows the commitments to make loans and the unused lines of credit available to Bank clients at December 31:


--------------------------------------------------------------------------------------------
                                                 1998                       1997
--------------------------------------------------------------------------------------------
                                         Variable      Fixed       Variable       Fixed
In thousands of dollars                    Rate         Rate         Rate         Rate
--------------------------------------------------------------------------------------------
Commitments to make loans                   $ 1,557      $ 6,681      $ 2,715       $ 4,952
Unused lines of credit                       57,242        1,754       42,234         2,632
Standby letters of credit                     3,212                     4,871
--------------------------------------------------------------------------------------------

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 1998, the rates for amounts in the fixed rate category ranged from 6.25% to 9.25%.

NOTE 13 - FEDERAL INCOME TAX
Income tax expense consists of the following for the years ended December 31:


----------------------------------------------------------------------------------------
In thousands of dollars                                 1998         1997          1996
----------------------------------------------------------------------------------------
Current                                              $ 1,874      $ 1,814       $ 1,671
Deferred                                                 (71)           2            42
----------------------------------------------------------------------------------------
Total income tax expense                             $ 1,803      $ 1,816       $ 1,713
----------------------------------------------------------------------------------------

The components of deferred tax assets and liabilities at December 31, are as follows:


---------------------------------------------------------------------------------------
In thousands of dollars                                             1998          1997
---------------------------------------------------------------------------------------
Deferred tax assets:
Allowance for loan losses                                          $ 677         $ 565
Deferred compensation                                                158           124
Other                                                                 36            14
---------------------------------------------------------------------------------------
Total deferred tax assets                                          $ 871         $ 703

Deferred tax liabilities:
Property and equipment                                            $ (476)       $ (473)
Mortgage servicing rights                                           (220)         (116)
Core deposit intangible                                              (48)          (74)
Unrealized appreciation on securities available for sale            (165)         (120)
Other                                                               (218)         (202)
---------------------------------------------------------------------------------------
Total deferred tax liabilities                                  $ (1,127)       $ (985)
---------------------------------------------------------------------------------------
Net deferred tax liability                                      $   (256)       $ (282)
---------------------------------------------------------------------------------------

No valuation allowance was considered necessary at December 31, 1998 and 1997.

                                   Page A-28

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:


-------------------------------------------------------------------------------------------
In thousands of dollars                                    1998         1997          1996
-------------------------------------------------------------------------------------------
Income taxes at statutory rate of 34%                   $ 2,348      $ 2,322       $ 2,198
Effect of non-taxable income                               (577)        (536)         (515)
Other                                                        32           30            30
-------------------------------------------------------------------------------------------
Total federal income tax                                $ 1,803      $ 1,816       $ 1,713
-------------------------------------------------------------------------------------------

NOTE 14- RELATED PARTY TRANSACTIONS
Certain directors and executive officers of the Company and the Bank, including their immediate families and companies in which they are principal owners, are clients of the Bank. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 1997 was $7,942,000. During 1998, new loans to such related parties amounted to $5,980,000 and repayments amounted to $3,674,000, resulting in a balance at December 31, 1998 of $10,248,000. Related party deposits totaled $4,873,000 and $5,004,000 at December 31, 1998 and 1997.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES
Banking laws and regulations restrict the amount the Bank can transfer to the Company in the form of cash dividends and loans. At December 31, 1998, $8.2 million of retained earnings of the Bank were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Bank to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS
EMPLOYEE SAVINGS PLAN
The Bank maintains a 401(k) employee savings plan which is available to substantially all employees. Individual employees may make contributions to the plan up to 15% of their compensation for 1998. The maximum contribution was 12% of their compensation for 1997 and 1996. The Bank offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Bank earnings. The Bank's contributions for 1998, 1997 and 1996 were $459,000, $348,000 and $329,000.

Beginning in 1995, the Company began offering employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,072 shares in 1998, 1,775 shares in 1997 and 1,622 shares in 1996 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

INCENTIVE COMPENSATION PLAN
Bonuses for officers and other personnel are administered under an incentive compensation plan which requires a minimum return on assets and equity before any performance incentive award can be made. Bonuses for the seven executive officers consist of both cash and deferred cash payments, while payments for other participants are not deferred. Incentive compensation expense is included in salaries and employee benefits.

DIRECTOR RETAINER STOCK PLAN
In 1996, the Company adopted a deferred compensation plan designated as the Director Retainer Stock Plan. The plan is intended to provide eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service. The Director Plan did not increase any cash retainers or fees payable for board service, and any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock or cash at the discretion of the participant, in an amount equivalent to the market value of common stock at the time of payment.

                                   Page A-29

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
In 1996, the Company also adopted a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company or of the Bank or another affiliated entity to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan. The Management Plan did not increase the amounts of bonuses potentially payable to any employee.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
During 1997, the Company discontinued postretirement health care and life insurance benefits for future retirees. Approximately $151,000 of prior years liability was reversed and actual costs incurred for current retirees are included in operating expense.

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:


---------------------------------------------------------------------------------------------
                                           December 31, 1998          December 31, 1997
---------------------------------------------------------------------------------------------
                                           Carrying                   Carrying
In thousands of dollars                      Value     Fair Value       Value      Fair Value
---------------------------------------------------------------------------------------------
Financial Assets
     Cash and cash equivalents            $ 12,348     $ 12,348       $ 10,406      $ 10,406
     Securities                             95,387       96,467         79,652        80,775
     Net loans                             267,450      269,475        262,791       263,422
     Accrued interest receivable             2,432        2,432          2,284         2,284

Financial Liabilities
     Deposit liabilities                 $ 337,267    $ 338,586      $ 316,835     $ 317,070
     Short term borrowings                   3,874        3,874          4,942         4,942
     Other borrowings                       10,900       11,087         10,000         9,990
     Accrued interest payable                1,037        1,037          1,328         1,328
---------------------------------------------------------------------------------------------

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

     Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

     Securities - Fair values for securities are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

     Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities.

                                   Page A-30

     Deposit liabilities - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

     Short term borrowings - Carrying value is a reasonable approximation of fair value.

     Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

     Off-balance-sheet financial instruments - The Bank's commitments to extend credit, standby letters of credit, and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY MATTERS
The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The following table shows the Company's capital ratios and amounts compared to regulatory requirements at year end, in thousands of dollars where appropriate.


-------------------------------------------------------------------------------------------------------------------------
                                                                           Minimum for              Minimum To Be
                                                    Actual            Capital Adequacy (1)       Well Capitalized (2)
                                                                      --------------------       --------------------
                                              Amount       Ratio       Amount       Ratio        Amount        Ratio
-------------------------------------------------------------------------------------------------------------------------
As of December 31, 1998
-------------------------------------------------------------------------------------------------------------------------
Total capital to risk weighted assets          $ 39,013       15.0%     $ 20,766         8.0%     $ 25,957         10.0%
Tier I capital to risk weighted assets           36,214       14.0%       10,383         4.0%       15,574          6.0%
Tier I capital to average assets                 36,214        9.4%       15,367         4.0%       19,208          5.0%
Tier I capital to tangible assets                36,214        9.3%       15,646         4.0%       19,557          5.0%
-------------------------------------------------------------------------------------------------------------------------

As of December 31, 1997
-------------------------------------------------------------------------------------------------------------------------
Total capital to risk weighted assets          $ 35,213       14.2%     $ 19,835         8.0%     $ 24,793         10.0%
Tier I capital to risk weighted assets           32,746       13.2%        9,917         4.0%       14,876          6.0%
Tier I capital to average assets                 32,746        9.2%       14,232         4.0%       17,790          5.0%
Tier I capital to tangible assets                32,746        8.9%       14,702         4.0%       18,378          5.0%
-------------------------------------------------------------------------------------------------------------------------

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.
(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

The actual and required capital ratios of the Company and Bank are approximately the same. The Company and Bank were categorized as well-capitalized at year end 1998 and 1997 by their regulators.

                                   Page A-31

NOTE 19 - OTHER COMPREHENSIVE INCOME
Other comprehensive income components and related taxes were as follows:


-------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                                                  1998         1997          1996
-------------------------------------------------------------------------------------------------------------------------
Unrealized gains and (losses) on securities available for sale                          $ 178        $ 163          $ 44
Reclassification for realized amount included in income                                   (46)          (5)           (8)
-------------------------------------------------------------------------------------------------------------------------
     Other comprehensive income, before tax effect                                        132          158            36
Tax effect                                                                                 45           54            12
-------------------------------------------------------------------------------------------------------------------------
     Other comprehensive income                                                          $ 87        $ 104          $ 24
-------------------------------------------------------------------------------------------------------------------------

NOTE 20 - PARENT COMPANY ONLY FINANCIAL INFORMATION
The condensed financial information for United Bancorp, Inc. is summarized below.


-------------------------------------------------------------------------------------------------------------------------
CONDENSED BALANCE SHEETS                                                                                 December 31,
In thousands of dollars                                                                               1998         1997
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                                                 $ 114         $ 129
Investment in subsidiary                                                                            38,609        35,296
Other assets                                                                                           734           652
-------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                      $ 39,457      $ 36,077
-------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                                                                          $ 693         $ 611
Shareholders' equity                                                                                38,764        35,466
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $ 39,457      $ 36,077
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
CONDENSED STATEMENTS OF INCOME                                                         For the years ended December 31,
In thousands of dollars                                                                 1998         1997         1996
-------------------------------------------------------------------------------------------------------------------------
INCOME
Dividends from subsidiary                                                             $ 1,906      $ 1,748       $ 1,690
Other income                                                                                1            1             1
-------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                                                                            1,907        1,749         1,691

TOTAL NONINTEREST EXPENSE                                                                  46           41            73
-------------------------------------------------------------------------------------------------------------------------
Income before undistributed net income of subsidiary and income taxes                   1,861        1,708         1,618
Income tax benefit                                                                        (14)         (14)          (24)
-------------------------------------------------------------------------------------------------------------------------
Net income before undistributed net income of subsidiary                                1,875        1,722         1,642
Equity in undistributed net income of subsidiary                                        3,227        3,291         3,109
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                              5,102        5,013         4,751
Net change in unrealized gains on securities held by subsidiary                            87          104            24
-------------------------------------------------------------------------------------------------------------------------
Other comprehensive income                                                                 87          104            24
-------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                                                  $ 5,189      $ 5,117       $ 4,775
-------------------------------------------------------------------------------------------------------------------------

                                   Page A-32


-------------------------------------------------------------------------------------------------------------------------
CONDENSED STATEMENTS OF CASH FLOWS                                                     For the years ended December 31,
In thousands of dollars                                                                 1998         1997         1996
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                            $ 5,102      $ 5,013       $ 4,751
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
     FROM OPERATING ACTIVITIES
Undistributed net income of subsidiary                                                 (3,227)      (3,291)       (3,109)
Change in other assets                                                                    (81)           1          (125)
Change in other liabilities                                                                12           11           (16)
-------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                      (3,296)      (3,279)       (3,250)
-------------------------------------------------------------------------------------------------------------------------
Net Cash from Operating Activities                                                      1,806        1,734         1,501
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities                                                                      -            -           (28)
-------------------------------------------------------------------------------------------------------------------------
Net Cash from Investing Activities                                                          -            -           (28)
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock transactions                                                                 164          124            78
Dividends paid                                                                         (1,985)      (1,809)       (1,524)
-------------------------------------------------------------------------------------------------------------------------
Net Cash from Financing Activities                                                     (1,821)      (1,685)       (1,446)
-------------------------------------------------------------------------------------------------------------------------

NET CHANGE IN CASH                                                                        (15)          49            27
Cash at Beginning of Year                                                                 129           80            53
-------------------------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                                     $ 114        $ 129          $ 80
-------------------------------------------------------------------------------------------------------------------------

                                   Page A-33

                        [UNITED BANCORP, INC LETTERHEAD]

--------------------------------------------------------------------------------
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1999
--------------------------------------------------------------------------------

The undersigned hereby appoints David S. Hickman and John J. Wanke, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. ("Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 20, 1999 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.

--------------------------------------------------------------------------------
                                   PROPOSAL 1
  To elect six directors to serve as "Class II Directors" until the 2002 Annual Meeting of Shareholders, or until their successors have been elected and qualified, or until their successors have been elected and qualified:


                                            Class II Director Nominees:
         John H. Foss                              Scott F. Hill                      John R. Robertstad
         David S. Hickman                       Ann Hinsdale Knisel                   Jeffrey T. Robideau

                                                 Mark only one box
[ ]      FOR all nominees                                  [ ]  FOR, except vote withheld from the following
                                                                nominees:
[ ]      WITHHELD from all nominees
                                                           --------------------------------------------------------

                                                           --------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   PROPOSAL 2
  To ratify the appointment of Crowe, Chizek and Company, LLP as independent auditors.
[ ]   FOR                        [ ]   AGAINST              [ ]    ABSTAIN
--------------------------------------------------------------------------------


                                        Witness my hand and seal this _______
                                        day of _____________, 1999.



                              --------------------------------------------------
                                              (Signature)

                              --------------------------------------------------
                                              (Signature)
--------------------------------------------------------------------------------
          Note: Please sign exactly as your name appears on this Proxy.
          If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
              If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------